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                                                                   Exhibit 16



                                  April 3, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

     We have read the first four paragraphs of Item 4 included in the Form 8-K dated March 27, 2002 of Gensym Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                      Very truly yours,

                                      /s/ ARTHUR ANDERSEN LLP

                                      Arthur Andersen LLP


cc:   Thomas E. Swithenbank
      Chief Financial Officer
      Gensym Corporation